Exhibit 99.1

FOR IMMEDIATE RELEASE

CASELLA WASTE SYSTEMS, INC. ANNOUNCES FIRST QUARTER 2016 RESULTS; AND REAFFIRMS 2016 GUIDANCE

RUTLAND, VERMONT (May 4, 2016) — Casella Waste Systems, Inc. (NASDAQ: CWST), a regional solid waste, recycling and resource management services company, today reported its first quarter financial results for the three month period ended March 31, 2016.

Highlights for the Three Months Ended March 31, 2016:

•	Revenues were $125.4 million for the quarter, up $8.9 million, or 7.6%, from the same period in 2015.

•	Adjusted EBITDA* was $19.3 million for the quarter, up $4.8 million, or 33.1%, from the same period in 2015. Net Loss was ($7.6) million, an improvement of $0.4 million from the same period in 2015.

•	Adjusted Operating Income* for the quarter was $2.0 million, up $3.8 million from the same period in 2015.

•	Overall solid waste pricing for the quarter was up 4.7%, mainly driven by strong collection pricing up 6.7%.

“Our solid results in the first quarter were driven by continued execution against our key management strategies, a mild winter in the Northeast, and selective strengthening of the regional economy,” said John W. Casella, chairman and CEO of Casella Waste Systems. “I am very pleased with our financial and operational performance during the quarter, and I believe that we are well positioned to continue to execute in fiscal year 2016 and beyond.”

“We continued to expand Adjusted Operating Income margins in the quarter, up roughly 310 bps year-over-year, as our strong pricing and operating efficiency programs enabled us to outpace inflation during the period,” Casella said. “Our efforts to drive pricing in the collection and disposal lines-of-business continued to gain strength through the first quarter. Overall solid waste pricing was up 4.7%, with particular strength in the collection line-of-business, where we experienced our highest pricing growth in over 10 years at 6.7%. Adding to this success, we advanced disposal pricing 2.8% in our Eastern Region as we further capitalized on the tightening disposal markets across this market area. These strong pricing gains were complemented by improvements from our operating efficiency programs with our fleet and routing programs driving lower costs.”

“Beyond our strategic execution, our results during the quarter benefited from a mild winter as compared to the historically snowy and cold winter that we experienced in the first quarter of 2015,” Casella said. “It is too early in the year to estimate how much of the typical spring ramp-up was pulled forward into the winter months versus the benefits from the tightening disposal markets and economic growth in the Northeast. During the first quarter, our landfill volumes were up 152,000 tons year-over-year, or up 19.7%, with over 55% of this growth coming from higher construction & demolition volumes across most of our market areas. These strong trends have begun to moderate into the second quarter.”

“Over the last year, we have worked diligently to reshape our recycling sales model in the face of rapidly declining recycling commodity prices, and the changes that we made are working extremely well,” Casella said. “In fact, during the first quarter we improved operating income by $1.1 million year-over-year in our recycling business, despite a 20% drop in our average commodity revenue per ton. We overcame lower recycling commodity prices and achieved this improvement through a combination of our Sustainability Recycling Adjustment (“SRA”) fee applied to residential and commercial hauling customers, lower rebates or higher tipping fees to recycling processing customers, and efforts to reduce operating costs at our materials processing facilities.”

“During the first quarter, we repurchased and permanently retired $4.2 million of our 7.75% Senior Subordinated Notes due 2019, demonstrating our continued commitment to reduce leverage and accelerate free cash flow generation by retiring our highest cost debt,” Casella said. “Through our continued cash flow growth and debt repayment, we reduced our consolidated leverage ratio as defined by our ABL Revolver from 5.43x on March 31, 2015 to 4.64x on March 31, 2016.”

For the quarter, revenues were $125.4 million, up $8.9 million, or 7.6%, from the same period in 2015, with revenue growth mainly driven by robust collection and disposal pricing and continued growth in solid waste and recycling volumes, partially offset by lower recycling commodity pricing, lower energy pricing and divestitures.

Adjusted EBITDA was $19.3 million for the quarter, up $4.8 million, or 33.1%, from the same period in 2015, with growth mainly driven by improved performance in the collection, disposal and recycling lines-of-business.

Operating income was $2.0 million for the quarter, down $1.1 million from the same period in 2015, whereas Adjusted Operating Income was $2.0 million for the quarter, up $3.8 million from the same period in 2015. The current quarter did not include any adjustments, while the same period in 2015 included a $4.9 million gain related to the dissolution of CARES and a reversal of excess costs related to the Maine Energy divestiture.

Net loss attributable to common stockholders was ($7.6) million, or ($0.19) per common share for the quarter, compared to a net loss attributable to common stockholders of ($9.3) million, or ($0.23) per common share for the same period in 2015. The current quarter included a less than $0.1 million gain on debt extinguishment, while the same quarter last year included, in addition to the items identified above, a $0.5 million loss on debt extinguishment related to refinancing of the company’s Senior Credit Facility.

Net cash provided by operating activities was $1.7 million in the quarter, up $7.4 million from the same period in 2015. Free Cash Flow* was ($8.3) million in the quarter, as compared to ($7.5) million for the same period in 2015.

Normalized Free Cash Flow* was ($8.3) million in the quarter, up $2.0 million from the same period in 2015. The current quarter did not include any adjustments, while the same period in 2015 included a $3.1 million adjustment for the net cash proceeds from the CARES dissolution and a $0.2 million adjustment for the cash outlays associated with the Worcester landfill capping.

As expected, given the operational and working capital seasonality of the Company’s business, Free Cash Flow was negative in the first quarter, and we project Free Cash Flow to be positive for the remainder of our fiscal year.

Outlook

The company reaffirmed its 2016 guidance for the year ending December 31, 2016 by estimating results in the following ranges:

•	Revenues between $550 million and $560 million;

•	Adjusted EBITDA* between $111 million and $115 million; and

•	Free Cash Flow* between $20 million and $24 million.

Conference call to discuss quarter

The company will host a conference call to discuss these results on Thursday, May 5, 2016 at 10:00 a.m. Eastern Time. Individuals interested in participating in the call should dial (877) 838-4153 or for international participants (720) 545-0037 at least 10 minutes before start time. The call will also be webcast; to listen, participants should visit Casella Waste Systems’ website at http://ir.casella.com and follow the appropriate link to the webcast.

A replay of the call will be available on the company’s website, or by calling (855) 859-2056 or (404) 537-3406 (Conference ID 88359103) until 1:00 p.m. ET on Thursday, May 12, 2016.

About Casella Waste Systems, Inc.

Casella Waste Systems, Inc., headquartered in Rutland, Vermont, provides solid waste management services consisting of collection, transfer, disposal, and recycling services in the northeastern United States. For further information, investors contact Ned Coletta, Chief Financial Officer at (802) 772-2239; media contact Joseph Fusco, Vice President at (802) 772-2247; or visit the company’s website at http://www.casella.com.

*Non-GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”), the company also discloses earnings before interest, taxes, and depreciation and amortization, adjusted for accretion, depletion of landfill operating lease obligations, gains on asset sales, development project charge write-offs, contract settlement charges, legal settlement costs, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization costs, expenses from divestiture, acquisition and financing costs, gains on the settlement of acquisition related contingent consideration, fiscal year-end transition costs, proxy contest costs, as well as impacts from divestiture transactions (“Adjusted EBITDA”), which is a non-GAAP measure.

The company also discloses earnings before interest and taxes, adjusted for gains on asset sales, development project charge write-offs, contract settlement charges, legal settlement costs, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization costs, expenses from divestiture, acquisition and financing costs, gains on the settlement of acquisition related contingent consideration, fiscal year-end transition costs, proxy contest costs, as well as impacts from divestiture transactions (“Adjusted Operating Income”), which is a non-GAAP measure.

The company also discloses net cash provided by operating activities, less capital expenditures (excluding acquisition related capital expenditures), less payments on landfill operating lease contracts, plus proceeds from divestiture transactions, plus proceeds from the sale of property and equipment, plus proceeds from property insurance settlement, less contributions from (distributions to) noncontrolling interest holders (“Free Cash Flow”), which is a non-GAAP measure.

And lastly, the company discloses Free Cash Flow plus certain cash outflows associated with landfill closure, site improvement and remediation expenditures, plus certain cash outflows associated with new contract and project capital expenditures, plus cash (inflows) outflows associated with certain business dissolutions (“Normalized Free Cash Flow”), which is a non-GAAP measure.

Adjusted EBITDA and Adjusted Operating Income are reconciled to net loss, while Free Cash Flow and Normalized Free Cash Flow are reconciled to net cash provided by operating activities. The Company does not provide reconciling information for forward-looking periods because such information is not available without an unreasonable effort. The Company believes that such information is not significant to an understanding of its non-GAAP measures for forward-looking periods because its methodology for calculating such non-GAAP measures is based on sensitivity analysis at the business unit level rather than on differences from GAAP financial measures.

The company presents Adjusted EBITDA, Adjusted Operating Income, Free Cash Flow, and Normalized Free Cash Flow because it considers them important supplemental measures of its performance and believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of the company’s results. Management uses these non-GAAP measures to further understand the company’s “core operating performance.” The company believes its “core operating performance” is helpful in understanding its ongoing performance in the ordinary course of operations. The company believes that providing Adjusted EBITDA, Adjusted Operating Income, Free Cash Flow, and Normalized Free Cash Flow to investors, in addition to corresponding income statement and cash flow statement measures, affords investors the benefit of viewing its performance using the same financial metrics that the management team uses in making many key decisions and understanding how the core business and its results of operations has performed. The company further believes that providing this information allows its investors greater transparency and a better understanding of its core financial performance. In addition, the instruments governing the company’s indebtedness use EBITDA (with additional adjustments) to measure its compliance with covenants.

Non-GAAP financial measures are not in accordance with or an alternative for GAAP. Adjusted EBITDA, Adjusted Operating Income, Free Cash Flow, and Normalized Free Cash Flow should not be considered in isolation from or as a substitute for financial information presented in accordance with GAAP, and may be different from Adjusted EBITDA, Adjusted Operating Income, Free Cash Flow, or Normalized Free Cash Flow presented by other companies.

Safe Harbor Statement

Certain matters discussed in this press release, including, but not limited to, the statements regarding financial results and guidance, are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “would,” “intend,” “estimate,” “guidance” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s beliefs and assumptions. We cannot guarantee that we actually will achieve the financial results, plans, intentions, expectations or guidance disclosed in the forward-looking statements made. Such forward-looking statements, and all phases of our operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in our forward-looking statements. Such risks and uncertainties include or relate to, among other things: adverse weather conditions that have negatively impacted and may continue to negatively impact our revenues and our operating margin; current economic conditions that have adversely affected and may continue to adversely affect our revenues and our operating margin; we may be unable to increase volumes at our landfills or improve our route profitability; our need to service our indebtedness may limit our ability to invest in our business; we may be unable to reduce costs or increase pricing or volumes sufficiently to achieve estimated Adjusted EBITDA and other targets; landfill operations and permit status may be affected by factors outside our control; groundwater contamination discovered near our Southbridge landfill may delay our permitting activities at that landfill and result in costs and liabilities as well as impacting our disposal revenues at that site, each of which could impact our results of operations; we may be required to incur capital expenditures in excess of our estimates; fluctuations in energy pricing or the commodity pricing of our recyclables may make it more difficult for us to predict our results of operations or meet our estimates; we may incur environmental charges or asset impairments in the future; and actions of activist investors and the cost and disruption of responding to those actions. There are a number of other important risks and uncertainties that could cause our actual results to differ materially from those indicated by such forward-looking statements. These additional risks and uncertainties include, without limitation, those detailed in Item 1A, “Risk Factors” in our Form 10-K for the fiscal year ended December 31, 2015.

We undertake no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Investors:

Ned Coletta

Chief Financial Officer

(802) 772-2239

Media:

Joseph Fusco

Vice President

(802) 772-2247

http://www.casella.com

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except amounts per share)

	Three Months Ended March 31,
	2016	2015
Revenues	$125,432	$116,577

Operating expenses:
Cost of operations	90,418	87,833
General and administration	18,587	16,805
Depreciation and amortization	14,453	13,748
Divestiture transactions	—	(4,935)

	123,458	113,451

Operating income	1,974	3,126

Other expense (income):
Interest expense, net	9,926	9,985
(Gain) loss on debt extinguishment	(48)	521
Loss on derivative instruments	—	151
Other income	(141)	(164)

Other expense, net	9,737	10,493

Loss before income taxes	(7,763)	(7,367)
(Benefit) provision for income taxes	(149)	596

Net loss	(7,614)	(7,963)

Less: Net (loss) income attributable to noncontrolling interests	(6)	1,308

Net loss attributable to common stockholders	$(7,608)	$(9,271)

Basic and diluted weighted average common shares outstanding	40,996	40,417

Basic and diluted earnings per common share	$(0.19)	$(0.23)

Adjusted EBITDA	$19,263	$14,477

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2016	December 31, 2015
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,648	$2,312
Restricted cash
Accounts receivable - trade, net of allowance for doubtful accounts	53,034	60,167
Other current assets	16,050	14,189

Total current assets	70,732	76,668
Property, plant and equipment, net of accumulated depreciation and amortization	397,107	402,252
Goodwill	118,976	118,976
Intangible assets, net	8,728	9,252
Restricted assets	871	2,251
Cost method investments	12,333	12,333
Other non-current assets	11,659	11,937

Total assets	$620,406	$633,669

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Current maturities of long-term debt and capital leases	$1,458	$1,448
Accounts payable	38,809	44,921
Other accrued liabilities	30,118	38,977

Total current liabilities	70,385	85,346
Long-term debt and capital leases, less current maturities	513,220	505,985
Other long-term liabilities	65,317	63,935
Total stockholders’ deficit	(28,516)	(21,597)

Total liabilities and stockholders’ deficit	$620,406	$633,669

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2016	2015
Cash Flows from Operating Activities:
Net loss	$(7,614)	$(7,963)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities -
Depreciation and amortization	14,453	13,748
Depletion of landfill operating lease obligations	1,950	1,690
Interest accretion on landfill and environmental remediation liabilities	886	848
Amortization of debt issuance costs and discount on long-term debt	1,040	938
Stock-based compensation expense	722	660
Gain on sale of property and equipment	(203)	(46)
Divestiture transactions	—	(4,935)
(Gain) loss on debt extinguishment	(48)	521
Loss on derivative instruments	—	151
Deferred income taxes	100	(49)
Changes in assets and liabilities, net of effects of acquisitions and divestitures	(9,562)	(11,258)

Net Cash Provided By (Used In) Operating Activities	1,724	(5,695)

Cash Flows from Investing Activities:
Additions to property, plant and equipment	(9,848)	(4,444)
Payments on landfill operating lease contracts	(500)	(478)
Proceeds from divestiture transactions	—	4,550
Proceeds from sale of property and equipment	359	89

Net Cash Used In Investing Activities	(9,989)	(283)

Cash Flows from Financing Activities:
Proceeds from long-term borrowings	64,300	197,591
Principal payments on long-term debt	(57,948)	(186,500)
Payments of debt issuance costs	(99)	(6,852)
Change in restricted cash	1,348	4,086
Distribution to noncontrolling interest holder	—	(1,495)

Net Cash Provided By Financing Activities	7,601	6,830

Net (decrease) increase in cash and cash equivalents	(664)	852
Cash and cash equivalents, beginning of period	2,312	2,205

Cash and cash equivalents, end of period	$1,648	$3,057

Supplemental Disclosures of Cash Flow Information:
Cash interest	$16,122	$15,336
Cash income taxes, net of refunds	$101	$30

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

(Unaudited)

(In thousands)

Following is a reconciliation of Adjusted EBITDA and Adjusted Operating Income (Loss) to Net Loss:
	Three Months Ended March 31,
	2016	2015
Net Loss	$(7,614)	$(7,963)
(Benefit) provision for income taxes	(149)	596
Other (income) expense, net	(189)	508
Interest expense, net	9,926	9,985
Divestiture transactions	—	(4,935)
Depreciation and amortization	14,453	13,748
Depletion of landfill operating lease obligations	1,950	1,690
Interest accretion on landfill and environmental remediation liabilities	886	848

Adjusted EBITDA	$19,263	$14,477
Depreciation and amortization	(14,453)	(13,748)
Depletion of landfill operating lease obligations	(1,950)	(1,690)
Interest accretion on landfill and environmental remediation liabilities	(886)	(848)

Adjusted Operating Income (Loss)	$1,974	$(1,809)

Following is a reconciliation of Free Cash Flow and Normalized Free Cash Flow to Net Cash Provided By (Used In) Operating Activities:
	Three Months Ended March 31,
	2016	2015
Net Cash Provided By (Used In) Operating Activities	$1,724	$(5,695)
Capital expenditures	(9,848)	(4,444)
Payments on landfill operating lease contracts	(500)	(478)
Proceeds from sale of property and equipment	359	89
Proceeds from divestiture transactions	—	4,550
Distribution to noncontrolling interest holder	—	(1,495)

Free Cash Flow	$(8,265)	$(7,473)

Landfill closure, site improvement and remediation expenditures (i)	—	234
Net cash proceeds from CARES dissolution (ii)	—	(3,055)

Normalized Free Cash Flow	$(8,265)	$(10,294)

(i)	Includes cash outlays associated with Worcester landfill capping.
(ii)	Includes cash proceeds and cash distribution associated with the dissolution of CARES.

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA TABLES

(Unaudited)

(In thousands)

Amounts of our total revenues attributable to services provided for the three months ended March 31, 2016 and 2015 are as follows:

	Three Months Ended March 31,
	2016	% of Total Revenue	2015	% of Total Revenue
Collection	$57,851	46.1%	$53,326	45.7%
Disposal	32,253	25.7%	27,767	23.9%
Power generation	1,707	1.4%	2,047	1.8%
Processing	973	0.8%	1,121	0.9%

Solid waste operations	92,784	74.0%	84,261	72.3%
Organics	8,935	7.1%	9,020	7.7%
Customer solutions	13,075	10.4%	13,002	11.2%
Recycling	10,638	8.5%	10,294	8.8%

Total revenues	$125,432	100.0%	$116,577	100.0%

Components of revenue growth for the three months ended March 31, 2016 compared to the three months ended March 31, 2015 are as follows:

	Amount	% of Related Business	% of Solid Waste Operations	% of Total Company
Solid Waste Operations:
Collection	$3,599	6.7%	4.3%	3.1%
Disposal	372	1.3%	0.4%	0.3%

Solid Waste Price	3,971		4.7%	3.4%

Collection	1,239		1.5%	1.1%
Disposal	4,121		4.9%	3.5%
Processing	(89)		-0.1%	-0.1%

Solid Waste Volume	5,271		6.3%	4.5%

Fuel surcharge	(33)		0.0%	0.0%
Commodity price & volume	(398)		-0.6%	-0.4%
Acquisitions, net divestitures	(288)		-0.3%	-0.2%

Total Solid Waste	8,523		10.1%	7.3%

Organics	(85)			-0.1%

Customer Solutions	73			0.1%

			% of Recycling Operations
Recycling Operations:
Price	(498)		-4.9%	-0.4%
Volume	842		8.2%	0.7%

Total Recycling	344		3.3%	0.3%

Total Company	$8,855			7.6%

Solid Waste Internalization Rates by Region for the three months ended March 31, 2016 and 2015 are as follows:

			Three Months Ended March 31,
			2016	2015
Eastern region			44.7%	44.2%
Western region			72.6%	71.7%
Solid waste internalization			57.5%	57.3%

Components of Capital Expenditures for the three months ended March 31, 2016 and 2015 are as follows (iv):

			Three Months Ended March 31,
			2016	2015
Total Growth Capital Expenditures			$1,346	$738

Replacement Capital Expenditures:
Landfill development			$3,787	$1,238
Vehicles, machinery, equipment and containers			4,194	1,713
Facilities			154	169
Other			367	586

Total Replacement Capital Expenditures			$8,502	$3,706

Total Growth and Replacement Capital Expenditures			$9,848	$4,444

(iv)	Our capital expenditures are broadly defined as pertaining to either growth, replacement or acquisition activities. Growth capital expenditures are defined as costs related to development of new airspace, permit expansions, and new recycling contracts along with incremental costs of equipment and infrastructure added to further such activities. Growth capital expenditures include the cost of equipment added directly as a result of organic business growth as well as expenditures associated with adding infrastructure to increase throughput at transfer stations and recycling facilities. Replacement capital expenditures are defined as landfill cell construction costs not related to expansion airspace, costs for normal permit renewals, and replacement costs for equipment due to age or obsolescence. Acquisition capital expenditures, which are not included in the table above, are defined as costs of equipment added directly as a result of new business growth related to an acquisition.